EXHIBIT 23.1

Consent of Independent Auditors

The Board of Directors
Golden State Bancorp. Inc.:

      We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                  KPMG LLP


San Francisco, California
December 7, 2000